UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2007 (June 19, 2007)

Interactive Intelligence, Inc.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	000-27385 (Commission File Number)	35-1933097 (IRS Employer Identification No.)

7601 Interactive Way Indianapolis, IN 46278 (Address of Principal Executive Offices)

(317) 872-3000 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On June 19, 2007, Interactive Intelligence, Inc. (the “Company”) and Duke Realty Limited Partnership (formerly Duke-Weeks Realty Limited Partnership) (the “Landlord”) entered into the Third Lease Amendment, dated as of the same date (the “Lease Amendment”), amending the terms of the lease agreement dated as of April 1, 2001 by and between the Landlord and the Company, as amended by instruments dated September 19, 2001 and December 13, 2002 (collectively, the “Lease Agreement”), with respect to the Company’s corporate headquarters located in Indianapolis, Indiana.

Pursuant to the Lease Amendment, which became effective on signing, the leased space under the Lease Agreement will be expanded by approximately 79,385 rentable square feet in a 153,686 square foot office building, currently under construction and adjacent to the Company’s corporate headquarters. The stated term of the Lease Amendment expires on the same date as the Lease Agreement, March 31, 2018. The Lease Amendment provides that the Company will lease approximately 39,693 rentable square feet beginning on March 1, 2008, an additional 19,846 rentable square feet beginning on September 1, 2008 and an additional 19,846 rentable square feet beginning on March 1, 2009. The rent for the additional space through the lease expiration date will be approximately $16.3 million, payable in pro-rata monthly installments through the lease term as defined in the Lease Agreement. In addition, upon occupying 75% of the rentable square feet in the adjacent office building, the Company shall have the right of first offer to lease the remaining rentable square feet in the office building from the Landlord. In consideration for entering into the Lease Amendment, the Landlord agrees to pay the Company a discretionary allowance of $450,000, payable ratably over the respective commencement dates, for the Company’s use towards certain costs associated with the Company’s corporate headquarters and/or the additional space, as defined in the Lease Amendment.

A copy of the Lease Amendment is attached as Exhibit 10 to this report and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits:

The following item is filed as an exhibit to this current report on Form 8-K:

10	Third Lease Amendment, dated June 19, 2007, between the Company and Duke Realty Limited Partnership (formerly Duke-Weeks Realty Limited Partnership).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Intelligence, Inc. (Registrant)

Date: June 25, 2007	By:	/s/ Stephen R. Head
Stephen R. Head Chief Financial Officer, Vice President of Finance and Administration, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10	Third Lease Amendment, dated June 19, 2007, between the Company and Duke Realty Limited Partnership (formerly Duke-Weeks Realty Limited Partnership).